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[KPMG PEAT MARWICK LETTERHEAD]
                                                                      Exhibit 23





                        Consent of Independent Auditors
                        -------------------------------


Board of Directors
Pall Corporation:


We consent to incorporation by reference in Pall Corporation's Registration Statements Nos. 2-89404, 33-25640, 33-44399 and 33-51151 on Form S-8, and
Registration Statement No. 33-39655 on Form S-3, of our reports dated September 7, 1994, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of July 30, 1994 and July 31, 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended July 30, 1994, which reports are incorporated by reference or appear in this annual report on Form 10-K of Pall Corporation for the fiscal year ended July 30, 1994.

Our reports refer to the Company's adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", on a prospective basis in fiscal year 1992.


                                        /s/ KPMG PEAT MARWICK LLP
                                        -------------------------
                                        KPMG PEAT MARWICK LLP


Jericho, New York
October 14, 1994